UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2014 (October 24, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35263 (Commission File Number)	45-2482685 (IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(212) 415-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 24, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) of American Realty Capital Properties, Inc. (the “Company”) concluded that the previously issued audited consolidated financial statements and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the previously issued unaudited financial statements and other financial information contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and the Company’s earnings releases and other financial communications for these periods (collectively, the “Prior Financial Information”) should no longer be relied upon.

The Audit Committee based its conclusion on the preliminary findings of its investigation into concerns regarding accounting practices and other matters that first were reported to the Audit Committee on September 7, 2014. The Audit Committee promptly initiated an investigation, which is being conducted with the assistance of independent counsel and forensic experts.

The investigation conducted to date has not uncovered any errors in the consolidated financial statements (prepared in accordance with U.S. GAAP) for the three months ended March 31, 2014. However, based on the preliminary findings of the investigation, the Audit Committee believes that the Company incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, for the three months ended March 31, 2014 and, as a result, overstated AFFO for this period. The Audit Committee believes that this error was identified but intentionally not corrected, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of the Company’s net loss for the three and six months ended June 30, 2014.

As discussed in Item 5.02 of this Current Report on Form 8-K, at the request of the Audit Committee, the Company’s Chief Financial Officer and Chief Accounting Officer have resigned.

Nothing has come to the attention of the Audit Committee that leads it to believe that there are any errors in the Company’s previously issued audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. However, the Audit Committee has expanded its investigation to encompass the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013 in light of the fact that the Company’s former Chief Financial Officer and former Chief Accounting Officer had key roles in the preparation of those financial statements.

Based on the preliminary findings of the investigation, the Company has identified the potential adjustments set forth in Exhibit 99.1 to this Report to the Company’s reported net loss in accordance with U.S. GAAP for the three and six months ended June 30, 2014 and to reported AFFO (a non-U.S. GAAP financial measure described in Exhibit 99.1) for the three months ended March 31, 2014 and the three and six months ended June 30, 2014. Note that, in calculating AFFO for the first quarter of 2014, the Company presented activity from non-controlling interests on a net basis, while in the second quarter of 2014, as permitted, the Company presented its activity from non-controlling interests on a gross basis (which it will continue to do in calculating AFFO in future periods). The weighted average number of shares used in calculating AFFO differs depending on whether the net or gross method is used (but does not change for purposes of calculating net loss per share in accordance with U.S. GAAP). The investigation is ongoing and there can be no assurance that the potential adjustments set forth in the table below will not change based upon the final results of the investigation, and any such change could be material.

The Company will work with the Audit Committee and the Audit Committee’s independent advisors to determine the adjustments required to be made to the Prior Financial Information as expeditiously as possible. Upon the completion of this process, which could identify further adjustments in addition to those discussed above, the Company will restate the Prior Financial Information and amend its prior periodic filings to the extent required. The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 after the amended filings have been made.

In light of the preliminary findings of the Audit Committee’s investigation, the Company is reevaluating its internal control over financial reporting and its disclosure controls and procedures. The Company intends to make the necessary changes to its control environment to remediate all control deficiencies that are identified as a result of the ongoing investigation and the restatement process.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 28, 2014, Brian S. Block resigned as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Lisa Pavelka McAlister resigned as the Company’s Senior Vice President and Chief Accounting Officer.

(c) On October 28, 2014, the Board of Directors appointed Michael Sodo to serve as the Company’s Chief Financial Officer and Gavin Brandon to serve as the Company’s Chief Accounting Officer.

Mr. Sodo, age 36, joined the Company as Senior Vice President, Director of Financial Reporting and Treasury in August 2014. Prior to joining the Company, Mr. Sodo worked at Capital Automotive, a real estate investment trust, where he served since 2003 in a number of roles of increasing seniority, including most recently as Senior Vice President, Director of Financial Reporting and Treasurer. Prior to joining Capital Automotive, Mr. Sodo worked as an auditor for KMPG LLP. Mr. Sodo is a Certified Public Accountant and has a Bachelor Degree in Business Administration from the College of William & Mary.

Mr. Brandon, age 38, joined the Company after the Company’s merger with Cole Real Estate Investments, Inc., and most recently served as the Company’s Chief Financial Officer and Treasurer, Managed Office and Industrial REITs, Private Capital Markets. Prior to joining the Company, Mr. Brandon worked as the Principal Accounting Officer of Cole Corporate Income Trust, Inc. and Cole Corporate Income Advisors, LLC. Prior to joining Cole in August 2011, Mr. Brandon worked for nine years with Deloitte & Touche LLP, most recently as a senior manager. Mr. Brandon is a Certified Public Accountant and has Bachelor Degrees in Accounting and Spanish from Weber State University.

There were no arrangements or understandings between either Mr. Sodo or Mr. Brandon and any other persons pursuant to which Mr. Sodo and Mr. Brandon received their appointments. Neither Mr. Sodo nor Mr. Brandon has any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company is in the process of finalizing the compensation arrangements for Mr. Sodo and Mr. Brandon in their new capacities.

(e) Each of Mr. Block and Ms. McAlister will be entitled to receive their accrued salary (including salary in lieu of accrued but unused vacation) and reimbursement of expenses. Mr. Block agreed to relinquish any retention award and bonuses payable under his employment agreement, dated as of October 21, 2013, with the Company, as well as any award under the Company’s 2014 Multi-year Outperformance Plan.

Item 8.01 Other Events.

The Company issued a press release on October 29, 2014 relating to the foregoing. A copy of that press release is filed as Exhibit 99.2 to this Report.

Cautionary Statements

The forward-looking information set forth in this report is subject to various assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking information, including the timing and definitive findings of the Audit Committee’s investigation, and whether any additional accounting errors or other issues are identified; the timing and impact on the Company’s previously reported net loss and AFFO of the restatement of the Company’s financial statements; negative reactions from the Company’s creditors, shareholders, or business partners to the findings of the Audit Committee’s investigation or the restatement of its financial statements; the results of the re-evaluation of the Company’s internal controls over financial reporting and disclosure controls and procedures and the timing and expense of any necessary remediation of control deficiencies; and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the Audit Committee’s investigation or the Company’s restatement of its financial statements. All of the forward-looking statements made in this report are qualified by the above cautionary statements and those made in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Table of Potential Adjustments to the Company’s Reported Net Loss in Accordance with U.S. GAAP and Reported AFFO; Description of FFO and AFFO
	99.2	Press Release dated October 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

	By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Table of Potential Adjustments to the Company’s Reported Net Loss in Accordance with U.S. GAAP and Reported AFFO; Description of FFO and AFFO
99.2	Press Release dated October 29, 2014